UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2006
ANDREW CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-14617	36-2092797

(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3 Westbrook Corporate Center, Suite 900, Westchester, IL 60154
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code, (708) 236-6600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     As of June 16, 2006, Andrew Corporation entered into a First Amendment to Credit Agreement (the “First Amendment) with certain financial institutions named in the First Amendment and Bank of America, National Association, as Administrative Agent, for the Lenders and as L/C Issuer. The First Amendment amends in certain respects Andrew’s Credit Agreement dated as of September 29, 2005, which was filed as Exhibit 99.2 to Andrew’s Form 8-K filed on October 5, 2005 (the “Credit Agreement”). The First Amendment amended the Credit Agreement such that (i) any agreement entered into by Andrew and ADC Telecommunications, Inc. (“ADC”) in furtherance of the proposed merger between them announced on May 31, 2006 (the “ADC Merger Transaction”) would not be taken into account for purposes of determining if a change of control of Andrew had occurred until the earlier to occur of the date of the consummation of the ADC Merger Transaction and March 31, 2007 (unless the agreements concerning the ADC Merger Transaction have been previously terminated) and (ii) the maturity date of the Credit Facility was amended to mean the earlier of September 29, 2010 and the date of consummation of the ADC Merger Transaction.
     In addition, the Administrative Agent and Lenders also waived any event of default under the Credit Facility occurring due to a change of control of Andrew resulting from any agreement entered into between Andrew and ADC in furtherance of the ADC Merger Transaction until the earlier to occur of the date of the consummation of the Merger Transaction and March 31, 2007 (unless the agreements concerning the ADC Merger Transaction have been previously terminated).
     The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, which is filed as Exhibit 10.1 hereto and incorporated into this report by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 above is incorporated by reference into this Item.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

Exhibit Number	Exhibit Description

10.1	First Amendment to Credit Agreement dated June 16, 2006 among Andrew Corporation, the Designated Subsidiaries of Andrew Corporation, certain financial institutions named therein and Bank of America, National Association, as Administrative Agent, for the Lenders and as L/C Issuer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDREW CORPORATION

By:	/s/ Marty R. Kittrell

Name:	Marty R. Kittrell
Title:	Chief Financial Officer
Dated: June 19, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Credit Agreement dated June 16, 2006 among Andrew Corporation, the Designated Subsidiaries of Andrew Corporation, certain financial institutions named therein and Bank of America, National Association, as Administrative Agent, for the Lenders and as L/C Issuer.